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                                                        EXHIBIT 21


SUBSIDIARIES

Firstar Corporation has no parents. The following list shows the name of each subsidiary of Firstar and the percentage of ownership as of February 27, 1998.


                                                            Percentage    Jurisdiction in which
    Name of Subsidiary                                      Ownership   Incorporated or Organized
    ------------------                                      ---------   -------------------------
1   Firstar Bank Milwaukee, National Association             100%           United States
1   Firstar Bank Wisconsin                                   100%             Wisconsin
1   Firstar Bank Wausau, National Association                100%           United States
1   Firstar Bank Iowa, National Association                  100%           United States
1   Firstar Bank Burlington, National Association            100%           United States
1   Firstar Bank of Minnesota, National Association          100%           United States
1   Firstar Bank Illinois                                    100%             Illinois
1   Firstar Bank U.S.A., National Association                100%           United States
2   Firstar Metropolitan Bank & Trust                        100%              Arizona

1   Firstar Corporation of Arizona                           100%              Arizona
1   Firstar Trust Company                                   99.95%            Wisconsin
1   Firstar Trust Company of Florida, National Association   100%           United States
3   DPC of Milwaukee, Inc.                                   100%             Wisconsin
3   Firstar Trade Services Corporation                       100%             Wisconsin
5   Firstar Trade Services Limited                           100%             Hong Kong
1   American Credit Corporation                              100%             Minnesota
1   Firstar Investment Research & Management Company, LLC    100%             Wisconsin
1   Firstar Insurance Services, LLC                          100%             Wisconsin
3   Firstar Investment Services, Inc.                        100%             Wisconsin
1   Elan Life Insurance Company, Inc.                        79%               Arizona
1   Firstar Title Corp.                                      100%             Wisconsin
3   Firstar Community Investment Corporation                 100%             Wisconsin
3   Firstar Leasing Services Corporation                     100%             Wisconsin
3   CSFM Corporation                                         100%             Wisconsin
3   Firstar Home Mortgage Corporation                        100%             Wisconsin
3   Firstar Information Services Corporation                 100%             Wisconsin
1   Banks of Iowa Capital Corporation                        100%               Iowa

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
3   Milwaukee Capital Corporation                            100%           Nevada
4   Wisconsin Capital Corporation                            100%           Nevada
1   Firstar Capital Trust I                                  100%          Delaware

       Notes
       -----
1   Subsidiary of Firstar Corporation
2   Subsidiary of Firstar Corporation of Arizona
3   Subsidiary of Firstar Bank Milwaukee, National Association
4   Subsidiary of Firstar Bank Wisconsin
5   Subsidiary of Firstar Trade Services Corporation
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